Exhibit 10.2
Form of RXO Inc. Annual Incentive Plan

RXO Annual Incentive Plan
The RXO Annual Incentive Plan furthers our “Pay for Performance” philosophy on compensation and aligns short-term compensation plans of the business units/lines of business into one annual incentive plan. This document will cover the eligibility, metrics, and funding mechanism, as well as how individual performance influences the bonus decisions.
Creation Date: Update Date: Distribution Date: Version Number:

RXO Annual Incentive Plan

RXO Annual Incentive Plan
1.Table of Contents

RXO Annual Incentive Plan

2.Overview
This document explains the terms of the RXO Annual Incentive Plan (hereinafter, the “Plan”). Please review the information in this Plan and discuss any questions you have with your manager. In this Plan, the terms “RXO,” the “Company,” “we” and “our” refer to the RXO entity by which you are employed. In this Plan, the term “Participant” refers to employees eligible under this Plan. Neither this Plan nor any other company guidelines, policies, or practices create an employment contract, bargain, or agreement or confer any contractual rights whatsoever. No representative of the company is authorized to provide any employee, individually or collectively, with an employment contract or special arrangement concerning the terms or conditions of employment unless the contract or agreement is in writing and signed by [ ]. This plan is subject to changes and modifications at any time at the discretion of the Company.

RXO Annual Incentive Plan

3.Eligibility
Determination of eligibility for this Plan will be at the discretion of the Company.
Eligible employees are salaried exempt, salaried non-exempt, and select hourly employees who are generally in the following job functions: [ ]. Eligible job functions may vary by business unit or line of business.
Employees who are eligible for another incentive plan, such as a sales incentive plan, sales commission plan, or quarterly incentive bonus, are ineligible to participate in this Plan.
Employees hired after September 30 in the given calendar year are ineligible to receive a bonus for that same year and will become eligible in the following year unless there is a pre-existing agreement in writing with the employee.
Employees who have given notice of resignation or who terminate before the bonus payout date will be ineligible to receive any bonus, subject to applicable law.
Temporary employees and contractors are ineligible under this plan.
In addition, whoever the Company, in its sole discretion, deems eligible to participate, as documented in writing, may also be an eligible Participant in this Plan.

4.Plan Effective Date
The effective date for this Plan is January 1, .
This Plan supersedes all previous bonus incentive plans and agreements and all other previous oral or written statements by the Company on the subject.
This Plan will continue in effect until revised or terminated by RXO in writing or superseded by a subsequent Plan.

5.Plan Design
The Participants are subject to all terms of this Plan. Financial and non-financial targets may be recalibrated due to an event of any merger, reorganization, consolidation or any other activity impacting the company or business units/lines of business based on the review and discretion of [ ].
5.1.Measures & Metrics for the Objective and Performance
Under the terms of this Plan, each Participant’s incentive compensation (or “Bonus”) will be determined based on the financial performance of the Company against goals, specific Company milestones achieved and based on individual employee performance, which will be measured annually.
Each Participant in the Plan is eligible to earn a Bonus payout based on one or more of the corresponding performance metrics (“Funding Metrics”). The Funding Metrics are as follows:*
1.[To be determined each year]

RXO Annual Incentive Plan

*[Funding Metrics may change from year to year and vary by participant. For example, Funding Metrics may include, among others, (A) share price, (B) net income, earnings or earnings before or after taxes (including earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization) including, in each case, for the avoidance of doubt, on an adjusted basis, (C) operating income, profit, operating profit or economic profit, (D) capital efficiency, (E) cash flow (including specified types or categories thereof including, but not limited to, operating cash flow and free cash flow), (F) cash flow return on capital, (G) revenues (including specified types or categories thereof), (H) return on stockholder’s equity, (I) return on investment or capital, (J) return on assets, (K) gross or net profitability/profit margins, (L) objective measures of productivity or operating efficiency, (M) costs (including specified types of categories thereof), (N) budgeted expenses (operating and capital), (O) market share (in the aggregate or by segment, (P) level or amount of acquisitions (in terms of size, number of transactions or otherwise), (Q) economic value-added, (R) enterprise value, (S) book value, (T) working capital, (U) safety and accident rates, (V) days sales outstanding, (W) customer satisfaction, (X) overall or selected premium or sales, (Y) expense ratio, (Z) gross or unit margin, and (AA) total stockholder return.]
[There may also be an individual employee performance modifier, used to help determine the final amount to be paid out.]
5.2.Weights Assigned to Performance Metrics
The funding of this Plan is determined by the performance achievement of the [__] Funding Metrics. In their sole discretion, goals are set by [ ], reviewed regularly by the Corporate FP&A team, and measured annually. The Funding Metrics vary based on each Participant’s role, business unit/line of business, and AIP-designated plan level (“Plan Level”). The Participant’s Plan Level and assigned weightings are designed to maintain a balance between the Participant’s line of business and the larger organization that they support. Participants’ Plan Levels and assigned weightings in the Plan vary and are subject to change during the performance period at the sole discretion of the Company. Refer to Table [ ].
•[Plan Level weighting to be determined each year]
Note: Goals and targets may be adjusted or recalibrated due to an event of any merger, reorganization, consolidation or any other activity impacting the company or business unit/line of business based on the review and at the discretion of [ ]. Further, Participants who are deemed to have underperformed against goals during the performance period as determined in the individual performance evaluation will not be eligible for a Bonus.
Table [ ] [if applicable]
5.3.Funding Scale*
The funding scale will determine the bonus funding for each Plan Level. The Plan Level achievement of the target goal(s) for each applicable Funding Metric. Refer to Table [ ].

*[Funding scale(s) specifics to be included each year]

Note: Any achievement in between the values shown in Table [ ] will have payouts calculated based on [ ]. The maximum funding percentage is capped at [200]%.
5.4.Bonus Calculation
The bonus calculation is a multi-step process that includes the following components: base salary, bonus target, consolidated bonus funding percentage and employee performance.

RXO Annual Incentive Plan

Base Salary: For exempt employees, we use the base salary that the Participant is being paid during the performance year, prorated based on hire date and time incurred at each base salary, if the Participant’s salary changes. For non-exempt employees, the Participant’s eligible earnings are used, which include regular earnings, holiday pay, paid time off, overtime, bereavement, training, shift differentials, parental leave, vacation pay, jury duty and other applicable wage types as defined by the Company. Incentive compensation is not included in the eligible earnings calculation. The eligible earnings will be based on the time spent at RXO and in an eligible job role. For more information on proration rules, refer to Sections 6.4 and 6.5.

Bonus Targets: Each eligible Participant has a target bonus percentage, which is multiplied against the base salary calculation (or eligible earnings for non-exempt employees) for the performance year to determine the target bonus dollar amount. Similar to calculating base salaries, the bonus targets are based on time spent in the eligible position. If a Participant changes positions during the performance year, the yearend bonus target is calculated based on the number of days the Participant spent at each eligible position. For more information on proration rules, refer to Section 6.4.

Consolidated Funding Percentage: The consolidated funding percentage is based on the cumulative achievement of the Funding Metrics for each bonus Plan Level. The Participant’s funding percentage, prorated where applicable, is calculated using the applicable funding scale at each level of goal achievement and weighted at each Funding Metric in the Participant’s Plan Level. Refer to Table [ ] to review the funding scale(s).

Employee Performance: Employee performance is an evaluative metric from the Participant’s manager and is based on performance against individual goals that were in place during the performance period. Note: employees deemed to have underperformed during the performance period will not be bonus eligible.

Table 5.4 – Bonus Calculation
*The employee performance metric, as defined above, is applied to the final bonus payout, subject to management review and approval.

The Company retains final discretion to approve, modify, or disqualify the amount of any award under the Plan.

5.5.Award Computational Examples
[Examples to be included each year for applicable participants]
5.6.Payment Frequency
Bonuses are calculated annually. Bonuses are paid in [ ]. [Also see Section 8.8 of this Plan .] In all cases, bonuses are earned when paid.
All incentive payments are subject to all required or authorized deductions and withholdings.
Participants must meet the Eligibility Criteria contained in Section 6, including but not limited to being actively employed on the date the bonus is paid.

RXO Annual Incentive Plan

You and the Company acknowledge that any payment made under the Plan is intended to be exempt from the provisions of Section 409A of the Internal Revenue Code of 1986, as amended, and this Plan shall be interpreted in accordance with such intention.

6.Eligibility Criteria
6.1.Requirement of Active Employment
To earn and receive a bonus award under this discretionary incentive plan, participants must be actively employed by RXO in a position eligible under this Plan, both on the last day of the applicable performance or calculation period (e.g., the last day of the performance year), and on the date that the incentive is scheduled to be paid, subject to applicable law.
6.2.Exclusion Rules
Only active employees meeting the criteria set forth in the Plan documents are eligible for participation in this Plan.
No bonus may be earned where a Plan Participant has engaged in any fraud, deception, or misrepresentation to customers, the Company, or both. In such an event, the Company may adjust the bonus or any future payments to the extent permitted by applicable law. Further the bonus is designed to reward employees for actual contributions to the performance of RXO, a Participant shall cease to be eligible to receive a bonus award under this discretionary incentive plan as soon as Participant gives notice of resignation or Participant’s employment is terminated, subject only to the minimum requirements of applicable employment standards legislation. Please refer to Section 6.8. Effect of Separation.
6.3.Employee Acknowledgment
It is a condition of the employee’s eligibility that s/he timely acknowledges the terms and conditions of the Plan in writing or through an approved electronic method (e.g., RXO’s Human Capital Management System).
6.4.New Hires and Transfers In
Eligibility for a bonus under this Plan begins the first day of the performance or calculation period (January 1st) following commencement of employment in the position covered by this Plan. Only employees hired on or before September 30th are eligible to participate in this Plan. Employees hired or transferred into this Plan in Q1, Q2 or Q3 will have a prorated target bonus, for each of the new and prior positions, based on time in the position.
Transfers into the Plan will be prorated based on the Participant’s start date in the Plan and eligible earnings.
Participants who transfer from non-eligible bonus roles to eligible bonus roles will be eligible to receive a bonus for the time spent only in the bonus eligible role. The bonus calculation will be prorated based on date of entry into the bonus eligible role.
Participants who transfer between business units, within this incentive plan framework, will not be impacted by prorations, if the bonus plan, bonus target percent and bonus eligibility remain the same.
6.5.Change in Position
If the Participant leaves a position covered by this Plan due to promotion or job classification change, s/he will be eligible for incentives through their last date in the eligible role whether or not s/he is employed in the position covered by this Plan on the date that the incentive is scheduled to be paid, subject to all other terms of the Plan and provided that the Participant is actively employed by RXO in a different position on the payment date, unless otherwise required by applicable law.
Participants who are promoted or receive a bonus target percent increase will be eligible for a prorated bonus target percent based on the time spent in each role. The bonus calculation will account for earnings throughout the year.

RXO Annual Incentive Plan

Participants who are demoted or receive a bonus target percent decrease will be eligible for a prorated bonus target percent based on the time spent in each role. The bonus calculation will account for earnings throughout the year.
In addition, RXO will calculate and pay the Participant a bonus amount based on his/her actual results during the partial period during which s/he left the position covered by this Plan, subject to all other terms of the Plan and provided that s/he is actively employed by RXO on the date that the payment is scheduled to be paid to the Participant, unless otherwise required by applicable law. This calculation will be done in RXO’s discretion, and RXO may prorate, but shall not be required to prorate, any related targets and/or payout amounts when making that calculation. See below Proration Example.

Proration Example: If an employee has an annual bonus target of $10,000 for the full year in one eligible position under the Plan and changes positions on April 1st, that target is multiplied by number of days in the eligible position (90), divided by the number of days in the Plan year (365). This amount ($2,465.75) is then multiplied by the consolidated annual funding of the participant’s Plan Level achievement metrics, say, for example, 95% as shown in Table [ ]. Then the Plan would be funded $2,342.46 ($2,465.75 * 95%) and such amount may be allocated to the employee or adjusted up or down based on the employee’s performance, overall bonus pool allocation and/or management discretion.

6.6.Leaves of Absence
The Participant is not eligible to participate in this Plan while on a leave of absence, including medically related leaves and personal leaves of absence. Under no circumstances should the Participant do any work while out on leave.
Participants on an approved leave of absence pursuant to statute (federal, state or local law) and/or statutory leave of absence will be eligible for a bonus (full or pro-rata) in accordance with legal requirements.  Participants on any other approved type of leave of absence will be eligible for a bonus (full or pro-rata) at the Plan Administrator’s discretion.
If a Participant is not active on the date an incentive is scheduled to be paid due to an approved leave of absence but was employed through the end of the performance period and would otherwise have earned an incentive for that performance period, the incentive will be considered earned, and will be paid in the ordinary course, despite the Participant’s absence on the date of payment.
6.7.Separation due to Retirement, Death or Disability
Participants who leave a position covered by this Plan due to retirement (age 55 with 10 or more years of service), death or total disability (as defined in our long-term disability plan), will be eligible to receive a bonus award for the last performance/calculation period that s/he completed (e.g., calendar year) whether or not s/he is actively employed by RXO on the date that the bonus award is scheduled to be paid (but subject to all other terms of the Plan). In addition, RXO will calculate and pay the participant (or your estate) a bonus award amount based on his/her actual results during the partial period in which s/he left the position, subject to all other terms of the Plan. This calculation will be done in RXO’s discretion, and RXO may prorate, but shall not be required to prorate, any related targets and/or payout amounts when making that calculation. In no event will a Participant be eligible to receive incentives that have not been earned prior to his or her last day of employment, unless otherwise required by applicable law.
Employees should contact their local Human Resources representative for an explanation of incentive payments due upon retirement, as applicable.

6.8.Effect of Separation

RXO Annual Incentive Plan

To earn and receive a bonus award under this discretionary incentive plan, participants must be actively employed by RXO in a position eligible under this Plan, both on the last day of the applicable performance or calculation period (e.g., the last day of the performance year), and on the date that the incentive is scheduled to be paid. Consequently, if the Participant gives notice of resignation or leaves RXO, voluntarily or involuntarily, before the end of the performance year or before the date that the incentive is scheduled to be paid, then the Participant will not have earned and will not receive the incentive for that performance period, subject to applicable law.
For greater certainty, unless otherwise mandated by applicable labour and employment standards legislation, no notice period given by Participant as notice of resignation (or which a court or tribunal determines ought to have been given by RXO), shall extend Participant’s eligibility to receive a bonus award under this discretionary incentive plan even if Participant’s employment is terminated “without cause” and/or near the date on which Participant might have received a discretionary incentive or have historically received a discretionary incentive. Accordingly, Participant shall have no claim or entitlement, whether at “common law” or otherwise, to receive compensation or damages for the loss of any bonus award or the opportunity to earn or receive such bonus award under this discretionary incentive plan.
6.9.Clawback Policy
The Company has adopted a clawback policy in accordance with New York Stock Exchange listing requirements. This policy applies in the event of any accounting restatement necessitated by material non-compliance with financial reporting requirements under applicable federal securities laws, in accordance with Rule 10D-1 of the Securities Exchange Act of 1934. The executives of the Company who serve or served as an “Executive Officer” (as defined under Rule 10D) of the Company are subject to this policy, even if s/he had no responsibility for the financial statement errors which may require restatement.
7.Change Management
7.1.Plan Communication
Communication of the plan will be made to Participants in writing by business unit management and Human Resources, as soon as practicable, before or after the start of the new year.
7.2.Plan Errors and Overpayments
If an error in calculation is discovered or brought to the attention of the Company, correction of the error will occur in a timely manner. If the error resulted in an underpayment to the Participant, then the amount owed will be paid to the Participant in the Participant’s next pay period or as soon as practicable. If the error resulted in an overpayment to the Participant, then the overpayment will be considered an advance subject to repayment.
If the Participant believes that s/he has not been paid the correct amount due under this Plan for any time period, the Participant must notify his/her manager by the earlier of one-hundred eighty (180) days after the end of the applicable performance or calculation period (e.g., calendar year) or thirty (30) days after receiving a statement showing RXO’s calculation of the payout, or the issue may be considered conclusively resolved against the Participant to the full extent permitted by applicable law.
If a Participant at any time owes any amounts to the Company, the Participant agrees to pay those amounts to Company upon demand, and in addition authorizes Company to deduct any amounts owed from any payment of any kind otherwise due to Participant including, but not limited to incentives or other wages to the full extent permitted by applicable law. Participants may be required to sign an express written authorization for the Company to recover any overpayment.
7.3.Communicating Changes to the Plan
The Company and/or Compensation Committee of the Board of Directors retain absolute sole discretion to approve, increase, decrease or eliminate the amount of any unearned award under the Plan, to the maximum extent permitted by applicable law.
All such changes will be in writing.

RXO Annual Incentive Plan

8.Plan Terms and Conditions
8.1.Management Discretion
This Plan is not a contract, promise or guarantee that any amount will be earned or paid. No incentive, bonus or other amount is earned in advance of its approval and payment by RXO and satisfaction of all conditions required under this Plan. No incentive, bonus or other amount is to be considered as a benefit or constitute a right for the Participant. Except for the terms of the prior three sentences, which may not be modified, and to the extent permitted by federal or state law, this Plan and/or its application to any person may be modified or terminated by RXO at any time, in the discretion of [ ]. In all instances in which this Plan grants discretion to RXO, RXO shall have the right to exercise its discretion in a complete and unfettered manner.
RXO reserves the right to administer, construe and interpret this Plan, to make all determinations related to this Plan, to approve all payments before they are made, and to resolve all issues and disputes related to this Plan, all at RXO’s discretion. RXO’s decisions on these subjects shall be final, conclusive and binding on all concerned.
8.2.At-Will Employment
Eligibility to participate in this Plan does not constitute a contract of employment with RXO and does not provide the Participant any right or expectation to continue as an employee of RXO. All employment with RXO by individuals who are eligible for this Plan is on an at-will basis, meaning that either the employee or RXO may terminate the employment relationship at any time for any reason, either with or without cause or notice.
8.3.Entire Understanding
This Plan is the final and complete expression of the parties’ agreements on these subjects. There are no further or contrary oral or written promises or representations on these subjects. This Plan may be amended only by RXO, and only in writing. It may not be amended orally or by course of dealing. This Plan supersedes and replaces all prior discussions, representations or agreements on these subjects, including all other incentive compensation programs, plans and agreements of any kind, unless otherwise specifically determined in writing by management, in its discretion. If any part of this Plan is held to be unenforceable, it shall not affect any other part. If any part of this Plan is held to be unenforceable as written, it shall be enforceable to the maximum extent allowed by applicable law. The provisions of this Plan shall not be interpreted for or against any party based on that party having drafted the provisions. No waiver of any provision of this Plan shall be enforceable unless in writing and signed by the party who is claimed to have made the waiver. No waiver of any provision of this Plan in any one or more instances shall constitute a waiver in any other instance.
8.4.No Transfers, Assignments or Pledges
No incentive payment, or rights (if any) under this Plan, may be assigned, pledged or otherwise transferred or encumbered by the Participant other than by will or the inheritance laws, and any purported transfer or encumbrance will be void and unenforceable against RXO.
8.5.No Trust / Separate Fund
Neither this Plan nor any incentive award or right (if any) to receive any incentive award shall create or be construed to create a trust or separate fund of any kind or any fiduciary relationship on the part of RXO or any other person. Any right to receive payments from RXO under this Plan (if any) shall be no greater than the right of an unsecured general creditor of RXO.
8.6.Plan Liability
No member of any RXO board of directors or board committee, nor any employee of RXO exercising authority under this Plan, shall be liable to any Plan participant for any action, omission or determination made with respect to this Plan.

RXO Annual Incentive Plan

8.7.Single Plan Eligibility
Employees who are eligible to participate in this Plan are not eligible to receive incentive payments under any other incentive, or bonus program, or plan. This provision does not apply to special consideration for purposes of retention or recognition such as but not limited to sign-on bonuses, retention bonuses and approved special purpose incentives related to the employees role.
8.8.Local Law Exceptions and Provisions
[To be included as applicable]

9.Abbreviations and Terminology

Term	Definition
[As applicable for metrics each year]

10.Plan Creation, Review and Approval
10.1.Plan Created By

Name	Title

10.2. 10.2. Plan Acknowledgment
By signature below and/or acknowledgement through an approved electronic method (e.g., RXO’s Human Capital Management System), Employee acknowledges receipt of this Plan, and accepts and understands its terms and conditions. Employee also acknowledges that this Plan supersedes all prior incentive compensation and commission plans, and that Employee shall not be deemed to have earned or acquired any right to any incentives, bonuses or commissions, except as set forth and in accordance with the terms of the Plan.  Employee understands that they are an employee at-will and that this Plan does not provide for or promise future employment with RXO for any duration or term, and that Employee or RXO may unilaterally decide to terminate Employee’s employment at any time or for any reason, or for no reason at all.  In addition, this Plan does not promise or guarantee any payment of any kind or in any amount, and the Company reserves the right and full discretion to interpret, modify, vary or terminate the terms and conditions of this Plan, in whole or in part, including but not limited to the manner in which incentives or commissions are calculated and earned, to the maximum extent permitted by applicable law.

RXO

RXO Annual Incentive Plan

Name	Title	Signature	Date

Employee

Employee Name	Title	Signature	Date